UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 1)

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Xcorporeal, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Xcorporeal, Inc.
12121 Wilshire Blvd., Suite 350
Los Angeles, California 90025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER __, 2008

Dear Fellow Stockholders:
Our 2008 annual meeting of stockholders will be held at The Water Garden, 1620 26th Street, Sixth Floor, North Tower, Santa Monica, California, on Friday, October __, 2008, beginning at 10:00 a.m. local time. At the meeting, stockholders will vote on the following matters:

1.	Adoption of an amendment to our certificate of incorporation to provide for a classified board of directors and for stockholder action to be taken only at meetings;

2.	Election of directors to hold office until their successors are duly elected and qualified;

3.	Approval of the issuance of shares of our common stock to effectuate a technology transaction to acquire intellectual property rights relating to a wearable artificial kidney;

4.	Approval of an amendment to our certificate of incorporation to increase the number of authorized shares; and

5.	Any other matters that properly come before the meeting.

Stockholders of record as of the close of business on September __, 2008 are entitled to vote their shares by proxy or at the meeting or any postponement or adjournment thereof.

By order of the board of directors,

Terren S. Peizer
Executive Chairman of the Board

Los Angeles, California
September __, 2008
Whether or not you expect to be present at the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. Stockholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

TABLE OF CONTENTS

ANNUAL MEETING OF STOCKHOLDERS OF XCORPOREAL, INC.	1
What is the purpose of the annual meeting?	1
Who is entitled to vote?	1
Who can attend the meeting?	1
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	1
What constitutes a quorum?	2
How do I vote?	2
Can I change my vote after I return my proxy card?	2
What are the board’s recommendations?	2
What vote is required to approve each item?	3
Who pays for the preparation of the proxy?	3
How can I obtain additional copies?	3
Annual report and other matters	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
Who are the largest owners of our stock and how much stock do our directors and executive officers own?	4
Section 16(a) beneficial ownership reporting compliance	5
PROPOSAL ONE: AMENDMENT TO CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS AND FOR STOCKHOLDER ACTION TO BE TAKEN ONLY AT MEETINGS	5
Consideration in Support of the Proposal	6
Other Considerations	6
PROPOSAL TWO: ELECTION OF DIRECTORS	6
Nominees standing for election	7
Recommendation of the Board	7
Information concerning our board of directors and our nominees to the board of directors	7
How are directors compensated?	9
How often did the board meet during 2007?	9
Which directors are independent?	9
What committees has the board established?	9
Audit committee	9
Compensation committee	9
Nominating committee	10
Annual meeting attendance	10
Do we have a code of ethics?	10

How can stockholders communicate with our board of directors?	10
Executive Officers	10
EXECUTIVE COMPENSATION	11
Executive Employment Agreements	11
OUTSTANDING EQUITY AWARDS AT LAST FISCAL YEAR-END	11
OPTIONS EXERCISED IN 2007	13
DIRECTOR COMPENSATION	14
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	15
PROPOSAL THREE: APPROVAL OF ISSUANCE OF STOCK FOR TECHNOLOGY TRANSACTION	16
PROPOSAL FOUR: APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES	19
COMPENSATION, DISCUSSION AND ANALYSIS	22
COMPENSATION COMMITTEE REPORT	27
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27
Audit Fees	27
Audit related fees	27
Tax fees	27
All other fees	27
Audit committee’s pre-approval policies and procedures	28
2007 ANNUAL REPORT ON FORM 10-K	28
AUDIT COMMITTEE REPORT	28
OTHER BUSINESS	29
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING	29

2008 ANNUAL MEETING OF STOCKHOLDERS
OF
XCORPOREAL, INC.

PROXY STATEMENT

The enclosed proxy is solicited on behalf of Xcorporeal, Inc., a Delaware corporation, for use at our annual meeting of stockholders to be held on October __, 2008, beginning at 10:00 a.m. local time, at The Water Garden, 1620 26th Street, Sixth Floor, North Tower, Santa Monica, California.

The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are being mailed to stockholders is September __, 2008. You should review this information in conjunction with our 2007 Annual Report on Form 10-KSB, which accompanies this proxy statement.

The Merger

On August 10, 2007, we and our wholly-owned subsidiary entered into a merger agreement with Xcorporeal Operations, Inc., formerly known as Xcorporeal, Inc. (“Operations"). The merger became effective on October 12, 2007. Operations became our wholly-owned subsidiary and changed its name to Xcorporeal Operations, Inc. We changed our name from CT Holdings Enterprises, Inc. to Xcorporeal, Inc. Information in this proxy statement for the fiscal year ended December 31, 2006 includes only our pre-merger information. Information provided for any date after October 12, 2007 reflects changes that occurred as a result of the merger. References to the “company,” “we,” “us” and “our” included both us and Operations, our wholly-owed subsidiary.

ANNUAL MEETING OF STOCKHOLDERS

What is the purpose of the annual meeting?

At the annual meeting, our stockholders will vote on an amendment to our certificate of incorporation, the election of directors, approval of the issuance of stock to effectuate a technology transaction, approval of an increase in the number of authorized shares and any other matters that properly come before the meeting. In addition, our management will report on our performance and respond to questions from our stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, September __, 2008, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring evidence of your share ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date and valid picture identification.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those beneficially owned.

If our shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with regard to those shares. As the stockholder of record, you have the right to grant your proxy directly to us to vote your shares on your behalf at the meeting, or the right to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

If you hold our shares in a stock brokerage account or your shares are held by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these materials have been forwarded to you by your broker or nominee, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote, and are also invited to attend the annual meeting so long as you bring a copy of a brokerage statement reflecting your ownership as of the record date. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from your broker or nominee giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum, permitting the meeting to conduct its business. As of September __, 2008, there were 14,704,687 shares of our common stock issued and outstanding, held by approximately 3,000 stockholders of record. Proxies received, but marked as abstentions, and broker non-votes will be included in calculating the number of shares considered present at the meeting for purposes of determining a quorum, but will not be counted as votes cast “for” or “against” any given matter.

If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting without further notice.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The board recommends a vote FOR adopting a classified board of directors, FOR allowing stockholder action only at meetings, FOR the election of each of the nominated slate of directors, FOR approval of the issuance of stock to effectuate a technology transaction, and FOR approval of the increase in the number of authorized shares. See “Classified Board of Directors,” “Election of Directors,” “Technology Transaction” and "Increase in Authorized Shares" below.

The board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the meeting by the holders of common stock is required for the election of directors. Broker non-votes will not be counted for purposes of the vote.

Other Items. For each other item, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the annual meeting by the holders of common stock is required for approval. An abstention will be counted as a vote against since it is one less vote for approval of the shares present. Brokers do not have the authority to vote shares they hold on behalf of a beneficial holder in favor of any proposal, if they have not been instructed to do so by the beneficial holder. Broker non-votes will not affect the outcome since they are not considered shares present and entitled to vote for voting purposes.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. Broker non-votes will not be counted for purposes of the vote.

Who pays for the preparation of the proxy?

We will pay the cost of preparing, assembling and mailing the notice of meeting, proxy statement and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses incurred in connection with these activities.

Our principal executive offices are located at 12121 Wilshire Boulevard, Suite 350, Los Angeles, California 90025, and our telephone number is (310) 923-9990. A list of stockholders entitled to vote at the annual meeting will be available at our offices, during normal business hours, for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

How can I obtain additional copies?

If you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

Xcorporeal, Inc.	Computershare Trust Company, N.A.
12121 Wilshire Blvd., Suite 350	350 Indiana Street, Suite 800
Los Angeles, California 90025	Golden, Colorado 80401
Telephone: (310) 923-9990	Telephone: (303) 262-0600
Attn: Investor Relations

We will provide free of charge to those persons that make a request in writing our (i) Annual Report on Form 10-KSB, any amendments thereto and the financial statements and any financial statement schedules filed by us with the Securities and Exchange Commission, or SEC, under Section 16(a) of the Securities Exchange Act of 1934, as amended, (ii) Audit Committee Charter, and (iii) Codes of Ethics. Our annual report and other periodic reports and any amendments thereto are also available on the SEC website at http://www.sec.gov by searching the EDGAR database for our filings.

Annual report and other matters

Our 2007 Annual Report on Form 10-KSB, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Audit Committee Report” below shall not be deemed filed with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of our stock and how much stock do our directors and executive officers own?

The following table sets forth certain information regarding the shares of common stock beneficially owned as of September __, 2008 by: (i) each person known to us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each executive officer named in the Summary Compensation Table set forth in the Executive Compensation section, and (iv) all such directors and officers as a group.

Name and address of beneficial owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Terren S. Peizer (2)	6,372,596	42.9%
Marc G. Cummins (3)	1,557,158	10.6%
Jay A. Wolf (4)	377,143	2.6%
Victor Gura (5)	125,000	0.8%
Daniel S. Goldberger	100,000	0.7%
Kelly J. McCrann (6)	120,000	0.8%
Hans-Dietrich Polaschegg	—	0.0%
Robert Weinstein (7)	95,000	0.6%
All directors and named executive officers as a group (8 persons)	8,746,879	59.0%

(1)	Unless otherwise indicated, the address of all of the above named persons is c/o Xcorporeal, Inc., 12121 Wilshire Blvd., Suite 350, Los Angeles, California 90025.

(2)
Includes 6,232,596 shares held of record by Consolidated National, LLC, of which Mr. Peizer is the sole managing member and beneficial owner. As of September __, 2008, 140,000 shares of Mr. Peizer’s stock options were vested and exercisable within 60 days.

(3)
Includes 1,577,158 shares held of record by Prime Logic Capital, LLC, CPS Opportunities, and GPC LXI, LLC. Mr. Cummins is a Managing Partner of Prime Capital, LLC. He disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Excludes warrants to purchase 150,000 shares held by OGT, LLC, an affiliate of Prime Logic which Mr. Cummins disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein.

(4)
Includes 357,143 shares held of record by Trinad Capital Master Fund Ltd. (the "Master Fund"), that may be deemed to be beneficially owned by Trinad Management, LLC, the investment manager of the Master Fund and Trinad Capital LP; a controlling stockholder of the Master Fund; Trinad Advisors GP, LLC, the general partner of Trinad Capital LP; and Jay Wolf a director of the issuer and a managing director of Trinad Management, LLC and a managing director of Trinad Advisors GP, LLC. Mr. Wolf disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. As of September __, 2008, 20,000 shares of Mr. Wolf’s stock options were vested and exercisable within 60 days.

(5)	As of September __, 2008, 125,000 shares of Dr. Gura’s stock options were vested and exercisable within 60 days.

(6)	As of September __, 2008, Mr. McCrann’s stock options were vested and exercisable.

(7)	As of September __, 2008, 75,000 shares of Mr. Weinstein’s stock options were vested and exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable, convertible or exchangeable within such 60 day period, have been so exercised, converted or exchanged. Unless otherwise indicated above, the address of the shareholder is c/o Xcorporeal, Inc., 12121 Wilshire Boulevard, Suite 350, Los Angeles, California 90025.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. These insiders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. Based solely upon our review of copies of such forms we have received, and other information available to us, to the best of our knowledge, except for a Form 3 describing ownership of our securities by Mr. Goldberger and a Schedule 13D statement of acquisition of beneficial ownership by Consolidated National, LLC, all required forms have been filed on a timely basis.

PROPOSAL ONE: AMENDMENT TO CERTIFICATE OF INCORPORATION
TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS AND FOR
STOCKHOLDER ACTION TO BE TAKEN ONLY AT MEETINGS

Our current certificate of incorporation and bylaws provide that the number of directors shall be fixed from time to time by the board of directors. The board has fixed the current number of directors at seven. The election and removal of directors is governed by our bylaws which provide that each director serves until the next annual meeting of stockholders or until his successor has been elected and qualified. Additionally, a director may be removed with or without cause by a majority vote of the stockholders, and stockholders may act by written consent.

The board has proposed to institute a classified board of directors consisting of three classes of directors. Each class must contain one-third of the total number of directors, or as near thereto as possible. The initial Class I and Class II will each consist of two directors and the initial Class III will consist of three directors. The directors proposed to be in each class are identified in the "Nominees Standing for Election " section under "Proposal Two: Election of Directors" of this proxy statement. The term of the Class I directors will expire at the next annual meeting of stockholders. The term of the Class II directors will expire at the second annual meeting following adoption of a classified board and the term of the Class III directors will expire at the third annual meeting following adoption of the classified board. Following the expiration of their initial terms, directors will be elected for terms of three years to succeed those whose terms expire. Because our directors will be directly affected by the classified board proposal, they may be deemed to have an interest in the outcome of the proposal.
In addition, the amended certificate would eliminate the ability of stockholders to act by written consent, and provide that stockholder action can only be taken at an annual or special meeting called by the board.

The full text of the amended and restated certificate of incorporation that are the subject of this proposal is set forth in Appendix A attached to this proxy statement. If the proposal is adopted, the board of directors will adopt a corresponding amendment to our bylaws, without separate shareholder consent.

Considerations in Support of the Proposal

The board of directors believes that the proposal will enhance its ability to protect stockholders against attempts to acquire control of the company by means of unfair or abusive tactics that exist in many unsolicited takeover attempts. The proposal would encourage persons seeking to acquire control of the company to engage in good faith, arms-length negotiations with the board regarding the structure of their proposal, rather than waging a hostile proxy contest, and would permit the board to engage in such negotiations from a stronger position. In addition, the proposal would facilitate our attracting and retaining qualified board members and hiring and retaining competent management personnel by increasing the likelihood of a stable corporate environment. The board also believes that ensuring continuity of service among board members and three-year commitments for board service is desirable.

Other Considerations

The proposal could have the effect of deterring third parties from initiating proxy contests or from acquiring substantial blocks of our shares. Such proxy contests and acquisitions of substantial blocks of shares tend to increase, at least temporarily, market prices for the target company's stock. Consequently, if the proposal is approved, our stockholders could be deprived of temporary opportunities to sell their shares at higher market prices. Moreover, by possibly deterring proxy contests or acquisitions of substantial blocks of our common stock, a classified board might have the incidental effect of inhibiting changes in incumbent management, some or all of whom may be replaced in the course of a change in control. The overall effect of the classified board and stockholder meeting requirement would be to render more difficult the accomplishment of acquisitions of control by hostile third parties.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the effect of a negative vote. Broker non-votes will not be counted for purposes of the vote.

Recommendation of the board

The board of directors unanimously recommends that you vote “FOR” amendment of our certificate of incorporation to provide for a classified board of directors and "FOR" allowing stockholder action only at meetings.

PROPOSAL TWO: ELECTION OF DIRECTORS

Our amended and restated bylaws, adopted upon the effectiveness of the merger, provide that the number of members on the board of directors shall be determined from time to time by resolution of the board. At present, our board of directors consists of seven members. If Proposal One, the classified board of directors proposal to be voted on at this annual meeting, is approved the board will be divided into three classes, Class I, Class II and Class III. The initial Class I directors will be elected for one year, the initial Class II directors for 2 years, and the initial Class III directors for three years. Upon the expiration of the initial staggered terms, directors will be elected for terms of three years, to succeed those whose terms have expired. If Proposal One is not approved, all nominees will be elected for a one-year term expiring at the next annual meeting of stockholders or until their successors are duly elected and qualified.

Nominees standing for election

The nominees for our board of directors are current directors Terren S. Peizer, Daniel S. Goldberger, Victor Gura, M.D., Marc G. Cummins, Kelly J. McCrann, Hans Polaschegg, Ph. D., and Jay A. Wolf. All of the directors’ terms expire at the annual meeting or until their successors are duly elected and qualified. If Proposal One is approved, Drs. Polaschegg and Gura will be elected as Class I directors, Messrs. Goldberger and McCrann will be elected as Class II directors, and Messrs. Cummins, Peizer and Wolf will be elected as Class III directors. The board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election. However, if any of the nominees for director is unable to accept election or if any other unforeseen contingencies should arise, the board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director.

Recommendation of the board

The board of directors unanimously recommends that you vote “FOR” the election as directors of each of the nominees named above.

Information concerning our board of directors and our nominees to the board of directors

Our current directors and director nominees, the director class into which they will be elected if Proposal One passes, and their ages as of September __, 2008, are as follows:

Name	Class	Age	Position	Director Since
Terren S. Peizer	III	49	Executive Chairman of the Board	2007
Daniel S. Goldberger	II	49	Chief Executive Officer and Director	2007
Victor Gura, M.D.	I	65	Chief Medical and Scientific Officer and Director	2007
Marc G. Cummins	III	48	Director	2007
Kelly J. McCrann	II	52	Director	2007
Han Polaschegg, Ph. D.	I	65	Director	2007
Jay A. Wolf	III	35	Director	2007

Terren S. Peizer became the Chairman of Operations' Board of Directors in August 2006 and Executive Chairman in August 2007. From April 1999 to October 2003, Mr. Peizer served as Chief Executive Officer of Clearant, Inc., which he founded to develop and commercialize a universal pathogen inactivation technology. He served as Chairman of its board of directors from April 1999 to October 2004 and a Director until February 2005. From February 1997 to February 1999, Mr. Peizer served as President and Vice Chairman of Hollis-Eden Pharmaceuticals, Inc. In addition, from June 1999 through May 2003 he was a Director, and from June 1999 through December 2000 he was Chairman of the Board, of supercomputer designer and builder Cray Inc., and remains its largest beneficial stockholder. Mr. Peizer has been the largest beneficial stockholder and held various senior executive positions with several technology and biotech companies. In these capacities he has assisted the companies with assembling management teams, boards of directors and scientific advisory boards, formulating business and financial strategies, investor and public relations, and capital formation. Mr. Peizer has been a Director, Chairman of the Board and Chief Executive Officer of Hythiam, Inc., a healthcare services management company focused on delivering solutions for those suffering from alcoholism and other substance dependencies, since September 2003. Mr. Peizer has a background in venture capital, investing, mergers and acquisitions, corporate finance, and previously held senior executive positions with the investment banking firms Goldman Sachs, First Boston and Drexel Burnham Lambert. He received his B.S.E. in Finance from The Wharton School of Finance and Commerce.

Daniel S. Goldberger has served as our acting Chief Executive Officer since February 2008. He served as our President and Chief Operating Officer of Operations from October 2006 to August 2007. He also serves on the board of directors of Operations. Mr. Goldberger is the Chief Executive Officer of Sound Surgical Technologies, a privately held company developing ultrasonic technologies for aesthetic surgery. He has been the Chief Executive Officer of Glucon Inc., a privately held glucose monitoring business from 2004 to 2006. From 2001 to 2004, Mr. Goldberger served as President and as a Director of the Medical Group of OSI Systems, Inc. (NASDAQ: OSIS), which included the Spacelabs, Dolphin, Osteometer product lines with combined revenue approaching $250 million. Mr. Goldberger was also the co-founder of Optiscan Biomedical Corporation, where he served as Director from 1994 to 2001 and also served as its Vice President from 1994 to 1998 and then as its President from 1998 to 2001. Mr. Goldberger has over 25 years of management experience with large and small medical device companies, including Nellcor and Square One Technology. He received his B.S.M.E. from Massachusetts Institute of Technology and his M.S.M.E. from Stanford University.

Victor Gura, M.D. became Operations' Chief Medical and Scientific Officer in December 2006, and became a member of the Board of Directors in October, 2006. He served as Chief Scientific Officer of National Quality Care, Inc. from 2005 to November 2006. He was formerly its Chairman of the Board, President and Chief Executive Officer. Dr. Gura is board certified in internal medicine/nephrology. He has been a director and principal shareholder of Medipace Medical Group, Inc. in Los Angeles, California, since 1980. Dr. Gura has been an attending physician at Cedars-Sinai Medical Center since 1984 and the medical director of Los Angeles Community Dialysis since 1985. He also serves as a Clinical Assistant Professor at UCLA School of Medicine. He was a fellow at the nephrology departments at Tel Aviv University Medical School and USC Medical Center. Dr. Gura received his M.D. from School of Medicine, Buenos Aires University.

Marc G. Cummins became a member of Operations' Board of Directors in November 2006. He is a Managing Partner of Prime Capital, LLC, a private investment firm focused on consumer companies. Prior to founding Prime Capital, Mr. Cummins was managing partner of Catterton Partners, a private equity investor in consumer products and service companies with over $1 billion of assets under management. He has served as a director of Hythiam, Inc. since 2004. Prior to joining Catterton in 1998, Mr. Cummins spent fourteen years at Donaldson, Lufkin & Jenrette Securities Corporation where he was Managing Director of the Consumer Products and Specialty Distribution Group, and was also involved in leveraged buyouts, private equity and high yield financings. Mr. Cummins received a B.A. in Economics, magna cum laude, from Middlebury College, where he was honored as a Middlebury College Scholar and is a member of Phi Beta Kappa. He also received an M.B.A. in Finance with honors from The Wharton School at University of Pennsylvania.

Kelly J. McCrann was appointed as a member of Operations' Board of Directors in August 2007. Mr. McCrann is a senior healthcare executive with extensive experience in board governance, strategic leadership, profit and loss management and strategic transactions. He was most recently Senior Vice President of DaVita Inc., where he was responsible for all home based renal replacement therapies for the United States’ second largest kidney dialysis provider. Prior to that, Mr. McCrann was the Chief Executive Officer and President of PacifiCare Dental and Vision, Inc. Mr. McCrann has held positions of increasing responsibility at Professional Dental Associates, Inc., Coram Healthcare Corporation, HMSS, Inc. and American Medical International. He is a graduate of the Harvard Business School and began his career as a consultant for KPMG and McKinsey & Company.

Hans-Dietrich Polaschegg, PhD. serves as a consultant to the medical device industry. From 1979 to 1994, Dr. Polaschegg held positions of increasing responsibility at Fresenius AG, a global leader in the manufacture of dialysis products. As Head of Research and Development of the medical systems division of Fresenius, he designed three hemodialysis machines. Dr. Polaschegg holds 88 medical technology patents and is credited with inventing electrolyte balancing, thermal energy balancing, safe dialysate filtering, blood volume monitoring by ultrasound density, and safe on-line hemodiafiltration. He is a member of several international American and European standard committees including Chairman of the Extracorporeal Circulation and Infusion and Technology Committee. Dr. Polaschegg received his PhD in Nuclear Physics from Technical University of Vienna in Austria.

Jay A. Wolf became a member of Operations' Board of Directors in November 2006. He has over a decade of investment and operations experience in a broad range of industries. His investment experience includes: senior and subordinated debt, private equity (including leveraged transactions), mergers & acquisitions and public equity investments. Since 2003, Mr. Wolf has served as a Managing Director of Trinad Capital. From 1999 to 2003, he served as the Executive Vice President of Corporate Development for Wolf Group Integrated Communications Ltd. where he was responsible for our acquisition program. From 1996 to 1999, Mr. Wolf worked at Canadian Corporate Funding, Ltd., a Toronto-based merchant bank in the senior debt department and subsequently for Trillium Growth, the firm’s venture capital Fund. He sits on the boards of Shells Seafood Restaurants, Prolink Holdings Corporation, Optio Software, Inc. and Starvox Communications, Inc. Mr. Wolf received a Bachelor of Arts from Dalhousie University.

How are directors compensated?

Compensation. Each of our directors has been granted warrants or options to purchase shares of our common stock. Our directors do not receive cash compensation for their services as directors. All members of the board of directors receive reimbursement for actual travel-related expenses incurred in connection with their attendance at meetings of the board or committees.

Options. Directors are eligible to receive options under our 2007 Incentive Compensation Plan.

How often did the board meet during 2007?

During the fiscal year 2007, there were two formal meetings of the board of directors. All directors attended 75% or more of the aggregate of meetings of the board of directors and their committees held during their respective terms.

Which directors are independent?

After review of all of the relevant transactions or relationships of each director and his family members, our board of directors has determined that Messrs. Cummins, McCrann and Wolf and Dr. Polaschegg are independent as defined by the applicable AMEX rules. There are no family relationships among any of our directors, executive officers or key employees.

What committees has the board established?

As of the effective date of the merger, the board of directors established an audit committee, compensation committee, and nominating committee. The board also adopted written corporate governance guidelines for the board and a written committee charter for each of the board’s committees, describing the authority and responsibilities delegated to each committee by the board of directors. A copy of our audit committee charter, compensation committee charter and nominating committee charter can be found on our website at http://www.xcorporeal.com.

Audit committee

Prior to their resignation upon effectiveness of the merger, the audit committee consisted of Chris A. Economou and Mark Rogers. The audit committee held four meetings during 2007.

The audit committee currently consists of Marc G. Cummins, Kelly J. McCrann and Jay A. Wolf. The board of directors has determined that each of the members is independent as defined by the applicable AMEX rules, meet the applicable requirements for audit committee members, including Rule 10A-3(b) under the Securities and Exchange Act of 1934, as amended, and, that Mr. Wolf qualifies as an audit committee financial expert as defined by Item 401(h)(2) of Regulation S-K. The duties and responsibilities of the audit committee include:  (i) selecting, evaluating and, if appropriate, replacing our independent registered accounting firm, (ii) reviewing the plan and scope of audits, (iii)  reviewing our significant accounting policies, any significant deficiencies in the design or operation of internal controls or material weakness therein and any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, and (iv) overseeing related auditing matters.

Compensation committee

Prior to the effectiveness of the merger, we did not have a compensation committee, but the entire the board reviewed the compensation and employee benefits of our officers.

The compensation committee currently consists of Kelly J. McCrann and Jay A. Wolf, each of whom is independent as defined by the applicable AMEX rules. The compensation committee reviews and recommends to the board of directors for approval the compensation of our executive officers.

Nominating committee

Prior to the effectiveness of the merger, we did not have a nominating committee, as nominations were made by the independent members of the board as a whole.

The nominating committee currently consists of Marc. G. Cummins and Hans Polaschegg. The committee nominates new directors and oversees corporate governance matters.

The nominating committee will consider director candidates that are suggested by members of the board, as well as by management and stockholders. The committee may also retain a third-party executive search firm to identify candidates. The process for identifying and evaluating nominees for director involves reviewing potentially eligible candidates, conducting background and reference checks, interviewing the candidate and others (as schedules permit), meeting to consider and approve the candidate and, as appropriate, preparing and presenting to the full board an analysis with regard to particular recommended candidates. The nominating committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the board. The committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.

Annual meeting attendance

Mr. Peizer was the only director who attended our annual meeting of stockholders in 2007. Upon effectiveness of the merger, we adopted a policy for attendance by the board of directors at our annual stockholder meetings which encourages directors, if practicable and time permitting, to attend our annual stockholder meetings.

Do we have a code of ethics?

Upon effectiveness of the merger, we adopted a Code of Ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and others performing similar functions. A copy of our Code of Ethics can be found on our website at http://www.xcorporeal.com.

How can stockholders communicate with our board of directors?

Our board of directors believes that it is important for our stockholders to have a process to send communications to the board. Accordingly, stockholders desiring to send a communication to the board or a specific director may do so by sending a letter addressed to the board of directors or any individual director at the address listed in this proxy statement. All such letters must identify the author as a stockholder. Our corporate secretary will open the communications, make copies and circulate them to the appropriate director or directors.

Executive officers

Our executive officers are elected annually by the board of directors and serve at the discretion of the board of directors. There are no family relationships among any of our directors, executive officers or key employees. We consider Terren S. Peizer, Daniel S. Goldberger and Robert Weinstein to be our executive officers.

The following sets forth certain information with respect to our executive officers (other than director information which was disclosed under “Information Concerning our Board of Directors and Nominees to the Board of Directors” above):

Name	Age	Position
Robert Weinstein	48	Chief Financial Officer and Secretary

Robert Weinstein was appointed our Chief Financial Officer in October 2007. He also serves on the board of directors of Operations. He was appointed as Chief Financial Officer of Operations in August 2007. Prior to joining us, Mr. Weinstein served as Vice President, Director of Quality Control & Compliance of Citi Private Equity Services (formerly BISYS Private Equity Services) New York, NY, a worldwide private equity fund administrator and accounting service provider. In 2005, Mr. Weinstein was the Founder, Finance & Accounting Consultant for EB Associates, LLC, Irvington, NY, an entrepreneurial service organization. From December 2002 to November 2004, Mr. Weinstein served as the Chief Financial Officer for Able Laboratories, Inc., which filed Chapter 11 bankruptcy in July 2005. In 2002, he served as Acting Chief Financial Officer of Eutotech, Ltd., Fairfax, VA, a distressed, publicly traded early-stage technology transfer and development company. Mr. Weinstein received his M.B.A., Finance & International Business from the University of Chicago, Graduate School of Business, and a B.S. in Accounting from the State University of New York at Albany. Mr. Weinstein is a Certified Public Accountant (inactive) in the State of New York.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation received by the named executive officer during the fiscal years ended December 31, 2007 and 2006:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daniel S. Goldberger, Former President & COO (1)
	2007	$219,898	$-	$-	$238,457	$-	$-	$-	$458,355
	2006	$35,170	$-	$-	$70,497	$-	$-	$-	$105,667

Victor Gura, Chief Medical and Scientific Officer (2)
	2007	$455,000	$-	$-	$855,901	$-	$-	$19,500	$1,330,401
	2006	$35,000	$-	$-	$88,121	$-	$-	$-	$123,121

Peter Sotola, Former President (3)
	2007	$-	$-	$-	$-	$-	$-	$-	$-
	2006	$3,000	$-	$-	$-	$-	$-	$-	$3,000

Robert Stefanovich, Former Interim Chief Financial Officer (4)
	2007	$-	$-	$-	$-	$-	$-	$305,217	$305,217
	2006	$-	$-	$-	$-	$-	$-	$-	$-

Winson Tang, Former Chief Operating Officer (5)
	2007	$156,250	$-	$-	$287,161	$-	$-	$-	$443,411
	2006	$-	$-	$-	$-	$-	$-	$-	$-

Robert Weinstein, Chief Financial Officer
	2007	$100,128	$21,400	$-	$175,564	$-	$-	$-	$297,092
	2006	$-	$-	$-	$-	$-	$-	$-	$-

(1) Mr. Goldberger resigned as President & COO on August 10, 2007.

(2) Dr. Gura receives an auto allowance pursuant to his employment agreement.

(3) Mr. Sotola resigned as president on October 13, 2006.

(4) Mr. Stefanovich served as an interim CFO with his services terminated as of December 27, 2007. He was paid as an independent consultant.

(5) Effective May 12, 2008, Dr. Tang ceased to be our chief operating officer. Effective August 15, 2008, Dr. Tang is no longer employed by us.

Executive employment agreements

There were no employment agreements in effect during the years ended December 31, 2006 and 2005.

Executive Chairman

On August 10, 2007, Terren S. Peizer entered into an Executive Chairman Agreement with Operations for an initial term of three years with automatic one-year renewals, which Executive Chairman Agreement has been assumed by us. His base compensation is $450,000 per annum as of July 1, 2007, with a signing bonus of $225,000. Mr. Peizer will be entitled to receive an annual bonus at the discretion of the Board based on performance goals and targeted at 100% of his base compensation. He is also eligible to participate in any equity incentive plans adopted by us. In the event Mr. Peizer’s position is terminated without good cause or he resigns for good reason, we will be obligated to pay Mr. Peizer in a lump sum an amount equal to three years’ base compensation bonus plus 100% of the targeted bonus.

Chief Executive Officer

On January 25, 2008, Daniel S.Goldberger entered into a Services Agreement pursuant to which he is currently paid $12,500 per month on a month-to-month basis. Mr. Goldberger was appointed to act as Chief Executive Officer in February 2008.

Chief Financial Officer

On August 10, 2007, Robert Weinstein entered into an Employment Agreement with Operations with an initial term of three years, with automatic one year renewals, which Employment Agreement has been assumed by us. His base salary is $275,000 per annum. Mr. Weinstein will be entitled to receive an annual bonus at the discretion of the Board based on performance goals and targeted at 50% of his annual salary. In addition to any perquisites and other fringe benefits provided to other executives, Mr. Weinstein received options to purchase 300,000 shares of common stock under the Operations 2006 Incentive Compensation Plan at an exercise price of $7.00 per share and vesting at a rate of 25% per year, which options have been assumed under our 2007 Incentive Compensation Plan. In the event Mr. Weinstein is terminated by us without good cause or he resigns for good reason, as such terms are defined in the Employment Agreement, we will be obligated to pay Mr. Weinstein in a lump sum an amount equal to 12 months salary and benefits.

Chief Medical and Scientific Officer

On November 30, 2006, Victor Gura, M.D. entered into an Employment Agreement with Operations for a term of four years, which Employment Agreement has been assumed by us. In October 2007, Dr. Gura became our Chief Medical and Scientific Officer, which position he has held with Operations since December 2006. Dr. Gura has been a member of our board of directors since October 2007, and was appointed as a member of the board of directors of Operations in October 2006. His initial annual base salary is $420,000. Dr. Gura is eligible to receive discretionary bonuses on an annual basis targeted at 50% of his annual salary. Additionally, Dr. Gura was granted 500,000 stock options at an exercise price of $5 per share under the Operations 2006 Incentive Compensation Plan. These options, which were assumed under our 2007 Incentive Compensation Plan, will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the original grant date and expire November 14, 2011. He will also be granted options to purchase an additional 500,000 shares of our common stock upon FDA approval of our first product. Dr. Gura is eligible to receive reimbursement of reasonable and customary relocation expenses as well as health, medical, dental insurance coverage and insurance for accidental death and disability. In the event he is terminated by us without good cause or if he resigns for good reason, as such terms as are defined in the Employment Agreement, we will be obligated to pay Dr. Gura in a lump sum an amount equal to two year’s salary plus 200% of the targeted bonus. In addition all stock options granted to Dr. Gura will vest immediately.

Dr. Gura’s agreement provides for medical insurance and disability benefits, severance pay if his employment is terminated by us without cause or due to change in our control before the expiration of the agreement, and allows for bonus compensation and stock option grants as determined by our Board of Directors. The agreement also contains a restrictive covenant preventing competition with us and the use of confidential business information, except in connection with the performance of his duties for us, for a period of two years following the termination of his employment with us.

Confidentiality agreements

Each employee is required to enter into a confidentiality agreement. These agreements provide that for so long as the employee works for us, and after the employee’s termination for any reason, the employee may not disclose in any way any of our proprietary confidential information.

Limitation on liability and indemnification matters

Our certificate of incorporation and amended and restated bylaws limit the liability of directors and executive officers to the maximum extent permitted by Delaware law. The limitation on our directors’ and executive officers’ liability may not apply to liabilities arising under the federal securities laws. Our certificate of incorporation and amended and restated bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors and executive officers pursuant to our certificate of incorporation and amended and restated bylaws, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

OUTSTANDING EQUITY AWARDS AT LAST FISCAL YEAR-END

The following table sets forth information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each named executive officer outstanding as of December 31, 2007:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (#)

Daniel S. Goldberger, Former President & COO (1)	40,000	160,000	200,000	$5.00	November 14, 2016	-	-	-	-

Victor Gura, Chief Medical and Scientific Officer	125,000	375,000	500,000	$5.00	November 14, 2016	-	-	-	-

Terren S. Peizer, Chairman of the Board	140,000	560,000	700,000	$5.00	November 14, 2011	-	-	-	-

Peter Sotola, Former President (2)	-	-	-	$-	-	-	-	-	-

Winson Tang, Former Chief Operating Officer (3)	-	300,000	300,000	$7.00	May 11, 2017	-	-	-	-

Robert Weinstein, Chief Financial Officer	-	300,000	300,000	$7.00	August 10, 2017	-	-	-	-

(1) Mr. Goldberger resigned as President & COO on August 10, 2007.

(2) Mr. Sotola resigned as president on October 13, 2006.

(3) Effective May 12, 2008, Dr. Tang ceased to be our chief operating officer. As of August 15, 2008, he ceased to be employed by us.

OPTIONS EXERCISED IN 2007

No options were granted or exercised during the year ended December 31, 2007. We did not have a defined benefit pension plan or a defined contribution plan and the named executive officers received no benefits under any retirement plan during the year ended December 31, 2007. We also had no deferred compensation plans during the year ended December 31, 2007. Upon effectiveness of the merger, all outstanding options were cancelled.

DIRECTOR COMPENSATION

The following table provides information regarding compensation that was paid to the individuals who served as directors during the year ended December 31, 2007. Except as set forth in the table, during 2006, directors did not earn nor receive cash compensation or compensation in the form of stock awards, option awards or any other form.

The following table reflects the compensation of directors for our fiscal year ended December 31, 2007:

DIRECTOR COMPENSATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of the material terms of the agreements and arrangements involving us and our subsidiaries.

Related Party Transactions

In connection with the contribution of the assets to our company, we issued to Consolidated National, LLC (CNL), of which our Chairman is the sole managing member and beneficial owner, an aggregate of 9,600,000 shares of common stock of which 6,372,596 shares are still held by CNL.

Our Chief Medical and Scientific Officer and director of our Company, Dr. Victor Gura, owns 13,453,250 shares of common stock of NQCI (or approximately 22.2% of NQCI's common stock outstanding as of April 30, 2008) with whom we entered into a license agreement. In addition, Medipace Medical Group, Inc., an affiliate of Dr. Gura, owns 800,000 shares of common stock of NQCI (or approximately 1.3% of NQCI's common stock outstanding as of April 30, 2008).

Pursuant to a consulting agreement effective December 1, 2007, Daniel S. Goldberger, director, will provide consulting services as a management consultant to us with a devotion of at least 80 hours per month of services. In consideration of the services, we shall pay Mr. Goldberger $15,000 per month during the first two months and $12,500 per month thereafter. The term of the services is effective December 1, 2007 and will continue on a month to month basis.

Our Chief Medical and Scientific Officer maintains an office located at 9100 Wilshire Blvd., Suite 360W, Beverly Hills, CA 91202. Pursuant to the reimbursement agreement effective January 29, 2008, we will reimburse 50% of the rental and 50% of his monthly parking. The term of the agreement shall commence on April 23, 2007, date of the office lease agreement, and continue until the date on which he ceases to use the remote office to perform his duties as our Chief Medical and Scientific Officer.

PROPOSAL THREE: APPROVAL OF ISSUANCE OF STOCK FOR TECHNOLOGY TRANSACTION

Summary

We are seeking approval from our stockholders to issue 9,230,000 shares of our common stock in order to obtain ownership of intellectual property rights relating to medical technologies currently licensed by us.

Background of the Technology Transaction

We are a medical device company developing an innovative extra-corporeal platform technology to be used in devices to replace the function of various human organs. These devices will seek to provide patients with improved, efficient and cost effective therapy. Our rights to a Wearable Artificial Kidney (WAK) for continuous ambulatory hemodialysis derive in part from a License Agreement dated September 1, 2006 between our wholly-owned subsidiary Operations and National Quality Care, Inc. (NQCI), pursuant to which Operations obtained the exclusive rights to the technology designated therein. On September 1, 2006, Operations also entered into a Merger Agreement with NQCI which contemplated that we would acquire NQCI as a wholly owned subsidiary pursuant to a triangular merger, or we would issue shares of our common stock to NQCI stockholders in consideration of the assignment of the technology relating to our WAK and other medical devices (the “Technology Transaction”). The merger was not consummated.

On December 1, 2006, Operations initiated arbitration proceedings against NQCI for its breach of the License Agreement, which remains pending. On June 9, 2008, the arbitrator issued an Interim Award granting specific performance of the Technology Transaction. Copies of the License Agreement and Merger Agreement are attached as exhibits to our amended current report on Form 8-K/A filed with the Securities and Exchange Commission on June 11, 2008.

On August 4, 2008, the arbitrator issued a Second Interim Award, stating that 9,230,000 shares of our common stock should be issued to effectuate the Technology Transaction. The arbitrator found that, with the exception of shareholder approval, all conditions to Closing the Technology Transaction have been waived. The award further states that, if our stockholders fail to approve the issuance of stock to effectuate the Technology Transaction, all of the Technology covered by the License shall be declared the sole and exclusive property of NQCI, and the arbitrator shall schedule additional hearings to address two questions: whether the PAK technology is included within that Technology, and whether NQCI is entitled to compensatory damages and the amount of damages under these circumstances. Upon Closing of the Technology Transaction, all of the Technology will be our sole and exclusive property.

On August 15, 2008, the arbitrator awarded NQCI $1.87 million of approximately $4 million it claimed in attorneys’ fees and costs, stating that NQCI’s lack of success and other factors warranted a substantial reduction in the sums claimed. On September 4, 2008, the arbitrator issued an order that we should issue and deliver the 9,230,000 shares directly to NQCI if we obtain stockholder approval and elect to proceed with the Technology Transaction.

Shares to be Issued

We are seeking approval from our stockholders to issue 9,230,000 shares of our common stock to NQCI in order to obtain ownership of intellectual property rights described above. As of September __ , 2008, there were 14,704,687 shares of our common stock issued and outstanding. Accordingly, following Closing of the Technology Transaction, NQCI would own approximately 39% of our total outstanding shares.

As a result, NQCI may have the ability to substantially influence the outcome of issues submitted to our stockholders. The interests of NQCI may not coincide with our interests or the interests of other stockholders, and it may act in a manner that advances its best interests and not necessarily those of other stockholders. One consequence to this substantial interest is that it may deter unsolicited takeovers, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

The Technology

Section 6.B(1) of the Merger Agreement provides that, at the Closing of the Technology Transaction, NQCI “shall absolutely, unconditionally, validly and irrevocably sell, transfer, grant and assign to [Operations] all of the Technology, including, but not limited to, the sole and exclusive right, in perpetuity and throughout the Territory, to use, improve, expand and otherwise exploit the Technology, to make (and have made), use, and sell the Licensed Products, and otherwise to practice the inventions and the art that is embodied or described in the Licensor Patents, the Licensor Patent Applications, and any improvements thereto made in whole or in part by NQCI (whether or not patented) in connection with the Technology (each such capitalized term as defined in the License Agreement).”

“Technology” includes all existing and hereafter developed Intellectual Property, Know-How, Licensor Patents, Licensor Patent Applications, Derivative Works, and any other technology invented, improved or developed by NQCI, or as to which NQCI owns or holds any rights, arising out of or relating to the research, development, design, manufacture or use of:

(a)	any medical device, treatment or method as of September 1, 2006;

(b)	any portable or continuous dialysis methods or devices, specifically including any wearable artificial kidney, or Wearable Kidney, and related devices;

(c)	any device, methods or treatments for congestive heart failure; and

(d)	any artificial heart or coronary device.

“Intellectual Property” includes: (a) patents, patent applications, and patent rights; (b) trademarks, trademark registrations and applications therefor, trade names, rights in trade dress and packaging; (c) rights associated with works of authorship (including audiovisual works), including copyrights, copyright applications, and copyright registrations; (d) rights relating to the protection of trade secrets, confidential information, technical information, know-how, ideas, concepts, processes, procedures, techniques, discoveries, and inventions; (e) rights of paternity or integrity, any right to claim authorship, to object to or prevent any distortion, mutilation or modification of, or other derogatory action in relation to the subject work, whether or not such would be prejudicial to the author’s honor or reputation, to withdraw from circulation or control the publication or distribution of the subject work, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right;” (f) design rights; (g) rights in name, likeness and other rights of commercial publicity; (h) any rights analogous to those set forth in the preceding clauses and any other proprietary rights relating to intangible property; and (i) divisions, continuations, renewals, reissues, and extensions of the foregoing (as applicable) now existing or hereafter filed, issued, or acquired.

     ”Know-How” means all (i) information and data possessed by NQCI, exclusive of any of the independent claims contained in the Licensor Patents (but including all other information and data contained in, or related to, any patent application filed by or on behalf of NQCI), relating to the exploitation and/or use of the Licensed Products (as defined below), including without limitation: (a) sources of materials; (b) methods, processes and procedures (and related test results and design data) for the extraction, isolation, creation, purification, and/or chemical modification of materials used in the production of the Licensed Products;and (c) methods, processes and procedures used in the design, development, creation, modification, manufacture, production, processing, storage, packaging, testing and/or evaluation of the Licensed Products, including without limitation all biological and toxicological tests (and results thereof) together with all correspondence, notes, memoranda, and other information and/or data provided to, or received from, all health regulatory authorities; and (ii) trade secrets, data, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, program proposals, presentations, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, market studies, business plans, computer software and programs, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is not generally known to the public or that constitutes a trade secret under any applicable trade secret law.

    ”Licensed Products” means all products based on or derived from the Technology, and any products sold in connection with the use of such products, including, but not limited to the Wearable Kidney and all related devices, whether now-existing or hereafter developed, that where sold, would infringe or misappropriate one or more of NQCI’s Intellectual Property Rights or Know-How, including, without limitation, the Licensor Patents or Licensor Patent Applications.

“Derivative Works” means (a) for NQCI material subject to copyright or mask work right protection, any work that as a whole represents an original work of authorship, and is based upon one or more pre-existing works, such as a revision, modification, translation, abridgment, condensation, expansion, collection, compilation or any other form in which such pre-existing works may be recast, transformed or adapted; (b) for NQCI patentable materials, any adaptation, subset, addition, improvement or combination of such materials; (c) for NQCI material subject to trade secret protection, any new material, information or data relating to and derived from such material, including new material that may be protectable by copyright, patent or other proprietary rights; and (d) with respect to each of the above, any material the preparation, use and/or distribution of which, in the absence of this Agreement or other authorization from NQCI, would constitute infringement or misappropriation under applicable law.

Federal income tax consequences

For federal income tax purposes, we believe the Technology Transaction will be considered a taxable sale of assets by NQCI, based on the fair market value of the shares of stock we issue to purchase such assets. NQCI may incur taxable income as a result of the sale. NQCI may be required to recognize gain or loss equal to the difference between: (i) the fair market value of our common stock received in the exchange, and (ii) NQCI's tax basis in the assets surrendered therefor. The gain or loss recognized would be long-term capital gain or loss if NQCI’s holding period was more than one year. We do not believe that we or any of our stockholders will incur any tax liability as a result of the Technology Transaction. We expect that there will be no material federal income tax consequences of the Technology Transaction on our stockholders.

The above determination is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations promulgated under the Code, and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences of the Technology Transaction.

Any discussion of federal tax issues in this information statement is not intended or written to be used as tax advice. To ensure compliance with IRS Circular 230, shareholders are hereby notified that: (A) any discussion of federal tax issues in this information statement is not intended or written to be used, and it cannot be used by shareholders, for the purpose of avoiding penalties that may be imposed on them under the Internal Revenue Code; (B) such discussion is written to support the transactions or matters addressed herein; and (C) shareholders should seek advice based on their particular circumstances from an independent tax advisor.

The discussion set forth below does not address all U.S. federal income tax considerations that may be relevant to stockholders in light of their particular circumstances, and does not apply to stockholders that are subject to special rules under U.S. federal income tax laws. This discussion assumes that the transaction will be considered a taxable sale of assets by NQCI. However, we have not requested nor will we request a ruling from the Internal Revenue Service or an opinion of counsel with regard to any of the tax consequences of the Technology Transaction. The Internal Revenue Service may assert a contrary position, and it is possible that the Internal Revenue Service may successfully assert a contrary position in litigation or other proceedings.

Stockholders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the Technology Transaction based on their own circumstances, as well as the effects of state, local, non-U.S. tax laws and U.S. tax laws other than income tax laws.

Interests of a Director and Officer

According to NQCI’s most recent annual report, Dr. Victor Gura, one of our directors and our chief medical and scientific officer, owns 14,253,250 shares of NQCI’s common stock, approximately 23.5% of its total outstanding shares.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the effect of a negative vote. Broker non-votes will not be counted for purposes of the vote.  Consummation and effectiveness of the technology transaction are subject to issuance of a final arbitration award and court approval thereof.

Recommendation of the board

The board of directors unanimously recommends that you vote “FOR” approval of issuance of stock for the Technology Transaction.

PROPOSAL FOUR: APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES

Our current certificate of incorporation authorizes us to issue a total of 50,000,000 shares, 40,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value. The board has proposed to amend the current certificate of incorporation to authorize us to issue a total of 100,000,000 shares, 90,000,000 shares of common stock. $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value.

The full text of the amended and restated certificate of incorporation that is the subject of this proposal is set forth in Appendix A attached to this proxy statement. If the proposal is adopted, the board of directors will adopt a corresponding amendment to our bylaws, without separate shareholder consent.

Authorized but Unissued Shares

The authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval, unless otherwise required by law or applicable stock exchange rules. These additional shares may be used for a variety of corporate purposes, including future public offering to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could hinder or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Considerations in Support of the Proposal

As of September __, 2008, there were 14,704,687 shares of our common stock outstanding; 4,000,000 shares reserved for issuance upon the exercise of currently outstanding warrants and employee stock options; and, if approved by stockholders, 9,320,000 shares that may be issued in connection with the Technology Transaction described in Proposal Three above. No shares of preferred stock are currently outstanding. The board believes that the increase in the number of authorized shares is appropriate to permit the board to reserve shares for issuance upon the conversion or exercise of any convertible debt, warrants or stock options that may be outstanding in the future, and to provide us with the flexibility to act in the future with respect to financings, acquisitions, stock splits, stock option plans and other corporate purposes, without the delay and expense of obtaining shareholder approval each time an opportunity requiring the issuance of shares may arise.

The board is not currently considering any transactions which would necessitate the issuance of additional shares of our common stock above the number of shares of stock currently authorized. However, the board believes that having additional shares of authorized common stock available for issuance increases our ability to pursue opportunities for future financings, acquisitions and other transactions, when necessary or appropriate. We would also help ensure our ability to effectuate the grant of warrants, options or convertible securities, future stock splits or stock dividends.

Other Considerations

An increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, for example, by diluting the stock of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for a combination of the company with another company. However, this action is not in response to any current effort of which we are aware to accumulate our common stock or to obtain control of the company.

Authorizing the issuance of additional shares could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of additional shares would dilute the earnings per share and book value per share of all our outstanding shares of capital stock. If such factors were reflected in the price per share of the common stock, the potential realizable value of a stockholder's investment could be adversely affected.

The additional shares of common stock to be authorized by adoption of the amendment to the certificate of incorporation would have rights identical to the currently outstanding shares of common stock, and adoption of the amendment to the certificate of incorporation will not affect the rights of the holders of currently outstanding shares of common stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.

Removal of Directors. Our certificate of incorporation currently provides that our directors may only be removed by the affirmative vote of our stockholders. Our proposed amended certificate further provides that directors may only be removed for cause. Although our bylaws do not give the board the power to approve or disapprove stockholder nomination for the election of directors or any other business stockholders desire to conduct at an annual or any other meeting , the bylaws may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed, or discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control, even if the conduct of that solicitation or attempt might be beneficial to our stockholders.

Special Meetings and Consents. Our bylaws provide that special meetings of stockholders can be called by the President, the Chairman or the board at any time. Our proposed amended certificate further provides that stockholder action may not be taken by written consent, and may only be taken at an annual or special meeting of stockholders.

Undesignated Preferred Stock, The ability to authorize undesignated preferred stock makes it possible for the board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the company.

Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with an interested stockholder for a period of three years following the date such person became an interested stockholder unless:

Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder.

Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned as least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by the persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates owns or, within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over market price of the shares of common stock held by stockholders.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Effectiveness of Increase in Number of Authorized Shares

If the proposal is adopted by stockholders, the increase in the number of authorized shares will become effective on the filing of the amendment to the certificate of incorporation with the Secretary of State of Delaware

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. Abstentions will have the effect of a negative vote. Broker non-votes will not be counted for purposes of the vote.

No Dissenter's Rights

Under Delaware law, our dissenting shareholders are not entitled to appraisal rights with respect to the amendments to our certificate of incorporation, and we will not independently provide our shareholders with any such right.

Recommendation of the board

The board of directors unanimously recommends that you vote “FOR” approval of the increase in number of authorized shares.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

We believe our long term success is dependent on a leadership team with the integrity, skills, and dedication necessary to oversee a growing organization on a day-to-day basis. In addition, the leadership must have the vision to anticipate and respond to future market and regulatory developments. Our executive compensation program is designed to enable us to attract, motivate and retain a senior management team with the collective and individual abilities to meet these challenges. The program's primary objective is to align executives' efforts with the long term interests of stockholders by enhancing our reputation, financial success and capabilities.

General executive compensation philosophy

We compensate our executives, including the named executive officers who are identified in the Summary Compensation Table, through a combination of base salary, cash bonus incentives, long-term equity incentive compensation, and related benefits. These components are designed, in aggregate, to be competitive with comparable organizations and to align the financial incentives for the executives with the short and long term interests of stockholders.

The compensation committee of the board of directors receives the Company's management recommendations and then discusses, reviews and considers management's recommendations with respect to the compensation of those members of senior management whose compensation the committee considers. The committee then makes its recommendation to the board which discusses and then decides raises, bonuses and options.  Although their advice may be sought and they may be questioned by the committee, executive members of the board do not participate in the committee's or the board's discussion and vote.  Prior to the committee making its recommendations, the members of the committee have several discussions among themselves and meet to discuss, among other things, the performance and contributions of each of the members of senior management whose compensation they are considering as well as expectations (of the individual for the year and the future and those of the Company), results, responsibilities, and desire to retain such executive. In addition, the committee may have conversations with certain others before making its recommendations.

The Company's philosophy is to provide a compensation package that attracts, motivates and retains executive talent, and delivers rewards for superior performance as well as consequences for underperformance.  Specifically, our executive compensation program is designed to:

•
provide a competitive total compensation package that is competitive within the medical device industry in which we compete for executive talent, and will assist in the retention of our executives and motivate them to perform at a superior level;

•	link a substantial part of each executive's compensation to the achievement of our financial and operating objectives and to the individual's performance;

•	provide long-term incentive compensation that focuses executives' efforts on building stockholder value by aligning their interests with our stockholders; and

•	provide incentives that promote executive retention.

Each year, the management and the board approve financial and non-financial objectives for the Company and the executive officers, which may be reflected in the Company's executive employment agreements and incentive compensation plans. We design our incentive compensation plans to reward company-wide performance. In addition, we also consider the individual performance of each executive officer and other relevant criteria, such as the accomplishments of the management team as a whole. In designing and administering our executive compensation programs, we attempt to strike an appropriate balance among these elements.

The major compensation elements for our named executive officers are base salary, performance-based bonuses, stock options, insurance benefits and perquisites. Each of these elements is an integral part of and supports our overall compensation objectives. Base salaries (other than increases), insurance benefits and perquisites form stable parts of our executive officers' compensation packages that are not dependent on our performance during a particular year. We set these compensation elements at competitive levels so that we are able to attract, motivate and retain highly qualified executive officers. Consistent with our performance-based philosophy, we reserve the largest potential compensation awards for performance- and incentive-based programs. These programs include awards that are based on our financial performance and provide compensation in the form of both cash and equity to provide incentives that are tied to both our short-term and long-term performance. Our performance-based bonus program rewards short-term and long-term performance, while our equity awards, in the form of stock options, reward long-term performance and align the interests of management with our stockholders.

Board determination of compensation awards

The compensation committee recommends and the board determines the compensation awards to be made to our executive officers. The compensation committee recommends and the board determines the total compensation levels for our executive officers by considering several factors, including each executive officer's role and responsibilities, how the executive officer is performing against those responsibilities, our performance, and the competitive market data applicable to the executive officers’ positions.

In arriving at specific levels of compensation for executive officers, the board has relied on:

•	the recommendations of management;

•	benchmarks provided by generally available compensation surveys; and

•	the experience of board members and their knowledge of compensation paid by comparable companies or companies of similar size or generally engaged in the healthcare services business.

The Company seeks an appropriate relationship between executive pay and corporate performance. Executive officers are entitled to customary benefits generally available to all Company employees, including group medical, dental and life insurance and a 401(k) plan. The Company has employment agreements (which include severance arrangements) with two of our key executive officers to provide them with the employment security and severance deemed necessary to retain them.

Components of executive compensation

Base salary. Base salaries provide our executive officers with a degree of financial certainty and stability. We seek to provide base salaries sufficient to attract and retain highly qualified executives. Whenever management proposes to enter into a new employment agreement or to renew an existing employment agreement, the compensation committee reviews and recommends, and the board determines, the base salaries for such persons, including our chief executive officer and our other executive officers. Salaries are also reviewed in the case of executive promotions or other significant changes in responsibilities. In each case, the compensation committee and the board each take into account competitive salary practices, scope of responsibilities, the results previously achieved by the executive and his or her development potential.

On an individual basis, a base salary increase, where appropriate and as contemplated by the individual's employment agreement, is designed to reward performance consistent with our overall financial performance in the context of competitive practice. Performance reviews, including changes in an executive officer's scope of responsibilities, in combination with general market trends determine individual salary increases. Aside from contractually provided minimum cost of living adjustments, no formulaic base salary increases are provided to the named executive officers.

In addition to complying with the executive compensation policy and to the requirements of applicable employment agreements, compensation for each of the executive officers for 2007 was based on the executive's performance of his or her duties and responsibilities, the performance of the Company, both financial and otherwise, and the success of the executive in managing, developing and executing our business development, sales and marketing, financing and strategic plans, as appropriate. No merit raises or bonuses were approved or recommended for our executive officers for 2008.

Bonus. Executive officers are eligible to receive cash bonuses based on the degree of the Company's achievement of financial and other objectives and the degree of achievement by each such officer of his or her individual objectives. Within such guidelines the amount of any bonus is discretionary.

The primary purpose of our performance incentive awards is to motivate our executives to meet or exceed our company-wide short-term performance objectives. Our cash bonuses are designed to reward management-level employees for their contributions to individual and corporate objectives. Regardless of our performance, the board retains the discretion to adjust the amount of our executives' bonus based upon individual performance or circumstances.

At the beginning of 2007, the management and the board established performance objectives for the payment of incentive awards to each of the named executive officers and other senior management employees. Performance objectives were based on corporate objectives established as part of the annual operating plan process. Year end bonus awards were based on attainment of these performance objectives as adjusted to reflect changes in our business and industry throughout the year. The compensation committee recommended and the board determined that bonuses in the amounts set forth in the total compensation chart above were appropriate.  Each individual's bonus was determined based upon the individual's attainment of performance objectives pre-established for that participant by the board, senior management, or the executive's supervisor. The management and the board established the chief executive officer's performance objectives.

In general, each participant set for himself or herself (subject to his or her supervisor's review and approval or modification) a number of objectives for 2007 and then received a performance evaluation against those objectives as a part of the year-end compensation review process. The individual objectives varied considerably in detail and subject matter depending on the executive's position. By accounting for individual performance, we were able to differentiate among executives and emphasize the link between individual performance and compensation.

Stock options. Equity participation is a key component of the Company's executive compensation program. Under the incentive compensation plan, the Company is permitted to grant stock options to officers, directors, employees and consultants. To date, stock options have been the sole means of providing equity participation to executive officers. Stock options are granted to executive officers primarily based on the officer's actual and expected contribution to the Company's development. Options are designed to retain executive officers and motivate them to enhance stockholder value by aligning their financial interests with those of the stockholders. Stock options are intended to enable the Company to attract and retain key personnel and provide an effective incentive for management to create stockholder value over the long term since the option value depends on appreciation in the price of the Company's common stock.

Our employees, including our executive officers, are eligible to participate in the award of stock options under our 2007 Incentive Compensation Plan, as amended.  Option grant dates for newly hired or promoted officers and other eligible employees have typically been approved on the first board meeting date following the date of employment or in the new position. Employees who have demonstrated outstanding performance during the year may be awarded options during or following the year.  Such grants provide an incentive for our executives and other employees to increase our market value, as represented by our market price, as well as serving as a method for motivating and retaining our executives.

In determining to provide long-term incentive awards in the form of stock options, the board considered cost and dilution impact, market trends relating to long-term incentive compensation and other relevant factors. The board determined that an award of stock options more closely aligns the interests of the recipient with those of our stockholders because the recipient will only realize a return on the option if our stock price increases over the term of the option.

Perquisites and Other Benefits.  We also provide other benefits to our executive officers that are not tied to any formal individual or Company performance criteria and are intended to be part of a competitive overall compensation program. For 2007, these benefits included payment of term life insurance premiums, club dues, and automobile allowances. We also offer 401(k) retirement plans, and medical plans, for which executives are generally charged the same rates as all other employees.

Chief executive officer compensation

The compensation committee, at least annually, reviews and recommends to the board of directors the compensation of Terren S. Peizer, executive chairman, in accordance with the terms of his employment agreement, as well as any variations in his compensation the committee feels are warranted. Mr. Peizer, as a member of the board, does not participate in and abstains from all discussions and decisions of the board with regard to his compensation. The board believes that in the highly competitive healthcare industry in which the Company operates, it is important that Mr. Peizer receive compensation consistent with compensation received by chief executive officers of competitors and companies in similar stages of development. Mr. Peizer received a base salary of $450,000 in 2007 in addition to a signing bonus of $225,000.  His base salary for 2008 is currently $450,000. See "Executive employment agreements" for a description of the material terms and conditions of Mr. Peizer's employment agreement.

Severance and change of control arrangements

We have entered into change of control employment agreements with certain of our named executive officers, as described in "Executive employment agreements." These agreements provide for severance payments to be made to the executive officers if their employment is terminated under specified circumstances following a change of control. We also provide benefits to these executive officers upon qualifying terminations. The agreements are designed to retain our executive officers and provide continuity of management in the event of an actual or threatened change of control and to ensure that our executive officers' compensation and benefits expectations would be satisfied in such event.

Internal Revenue Code limits on deductibility of compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The board is of the opinion that the Company's incentive compensation plan has been structured to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The board will review with appropriate experts or consultants as necessary the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes.

The Company is not currently subject to the limitations of Section 162(m) because no executive officers received cash payments during 2007 in excess of $1 million. To the extent that the Company is subject to the Section 162(m) limitation in the future, the effect of this limitation on earnings may be mitigated by net operating losses, although the amount of any deduction disallowed under Section 162(m) could increase alternative minimum tax by a portion of such disallowed amount. For information relating to the Company's net operating losses, see the consolidated financial statements included in the 2007 Annual Report to stockholders.

All members of the compensation committee qualify as outside directors. The board considers the anticipated tax treatment to the Company and our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the board's control, also can affect the deductibility of compensation.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company's overall compensation philosophy. The board will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the board may award compensation to our executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders' best interests, or as part of initial employment offers, such as grants of nonqualified stock options.

Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments for purposes of Sections 280G and 4999 of the Internal Revenue Code if he or she receives compensatory payments or benefits that are contingent on a change in the ownership or control of a corporation, and the aggregate amount of such contingent compensatory payments and benefits equal or exceeds three times the executive's base amount. If the executive's aggregate contingent compensatory payments and benefits equal or exceed three times the executive's base amount, the portion of the payments and benefits in excess of one times the base amount are treated as excess parachute payments. Treasury Regulations define the events that constitute a change in ownership or control of a corporation for purposes of Sections 280G and 4999 of the Internal Revenue Code and the executives subject to Sections 280G and 4999 of the Internal Revenue Code.

An executive's base amount generally is determined by averaging the executive's Form W-2 taxable compensation from the corporation and its subsidiaries for the five calendar years preceding the calendar year in which the change in ownership or control occurs. An executive's excess parachute payments are subject to a 20% excise tax under Section 4999 of the Internal Revenue Code, in addition to any applicable federal income and employment taxes. Also, the corporation's compensation deduction in respect of the executive's excess parachute payments is disallowed under Section 280G of the Internal Revenue Code. If we were to be subject to a change of control, certain amounts received by our executives (for example, amounts attributable to the accelerated vesting of stock options) could be excess parachute payments under Sections 280G and 4999 of the Internal Revenue Code.  We provide our chief executive officer with tax gross up payments in event of a change of control.

Section 409A of the Internal Revenue Code imposes distribution requirements on nonqualified deferred compensation plans and arrangements. If a nonqualified deferred compensation plan or arrangement fails to comply with Section 409A of the Internal Revenue Code, an executive participating in such plan or arrangement will be subject to adverse tax consequences (including an additional 20% income tax on amounts deferred under the plan or arrangement). Our nonqualified deferred compensation plans and arrangements for our executive officers are intended to comply with Section 409A of the Internal Revenue Code, or to be exempt from the requirements of Section 409A of the Internal Revenue Code.

Compensation committee interlocks and insider participation

No member of the compensation committee was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or any of our subsidiaries, or had any employment relationship with us.

During the last fiscal year, none of our executive officers served as:

•
a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee;

•	a director of another entity one of whose executive officers served on our compensation committee; or

•
a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

COMPENSATION COMMITTEE REPORT

The following report of the compensation committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy with management and, based on such discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis section be included herein.

Submitted by the compensation committee:

Kelly J. McCrann, Chairman
Jay A. Wolf
Dated: September __, 2008

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KBA Group, LLP served as our independent registered public accounting firm for the 2006 fiscal year, but was replaced by the firm of BDO Seidman LLP as of the effective date of the merger. BDO Seidman served as the independent registered public accounting firm for Operations. BDO Seidman will continue to serve as our independent registered public accounting firm for the remainder of the 2008 fiscal year unless the audit committee deems it advisable to make a substitution. We anticipate that representatives of BDO Seidman will attend the annual meeting, and will be available to respond to appropriate questions.

Audit Fees

 Total fees for professional services rendered by our principal accountant for the audit and review of our financial statements included in our Form 10-QSBs and Form 10-KSBs, and services provided in connection with our other SEC filings for the year ended December 31, 2006 were $143,000. Total fees for professional services rendered by our principal accountant for the audit and review of our financial statements included in our Form 10-QSBs and Form 10-KSBs, and services provided in connection with our other SEC filings for the year ended December 31, 2007 were $318,000.

Audit Related Fees

Audit-related fees are for accounting technical consultations and totaled $24,000 in 2007 and none in 2006.

Tax Fees

We paid no fees for professional services with respect to tax compliance, tax advice, or tax planning to our auditor in 2006 or 2007.

All Other Fees

Our principal accountant did not bill us any other fees during 2006 or 2007.

Audit committee’s pre-approval policies and procedures

Our Audit Committee has responsibility for the approval of all audit and non-audit services before we engage an accountant. All of the services rendered to us by BDO Seidman, LLP are pre-approved by the Audit Committee before the engagement of the auditors for such services. Our pre-approval policy expressly provides for the annual pre-approval of all audits, audit-related and all non-audit services proposed to be rendered by the independent auditor for the fiscal year, as specifically described in the auditor's engagement letter, such annual pre-approval to be performed by the Audit Committee.

2007 ANNUAL REPORT ON FORM 10-KSB
We will mail with this proxy statement a copy of our annual report on Form 10-KSB to each stockholder of record as of September __, 2008. If a stockholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such stockholder addressed to us at 12121 Wilshire Blvd., Suite 350, Los Angeles, California 90025, Attn: Investor Relations.

AUDIT COMMITTEE REPORT

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The audit committee has the sole authority to select, evaluate and, if appropriate, replace our independent registered public accounting firm, and to pre-approve all auditing and permitted non-auditing services performed by them for the Company including their fees and other terms. BDO Seidman, LLP was engaged as the independent registered public accounting firm for the Company in October 2007. Since our last meeting in November 2007, the audit committee has consisted of Messrs. Wolf, Cummins and McCrann. The board of directors has determined that all members of the audit committee are financially literate and independent within the requirements of AMEX, the Securities and Exchange Commission and the Company's audit committee charter.

Management, not the audit committee, is responsible for the preparation, presentation, accuracy and integrity of the Company's financial statements, establishing, maintaining and evaluating the effectiveness of internal controls and disclosure controls and procedures, and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect internal control over financial reporting. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The audit committee's responsibility is to oversee these processes. Members of the committee rely on the information provided to them and on the representations made by management and the independent registered public accounting firm.

In fulfilling its responsibilities, the audit committee met with management and BDO Seidman, including sessions at which management was not present, and reviewed and discussed the unaudited financial statements contained in the Company's quarterly reports on Form 10-QSB for each of the quarters ended in 2007, and the audited financial statements contained in the 2007 Annual Report on Form 10-KSB, prior to their filing with the Securities and Exchange Commission. The audit committee discussed with BDO Seidman the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect, including the independent registered public accounting firm's overall evaluations of the quality, not just the acceptability, of the Company's accounting principles, the critical accounting policies and practices used in the preparation of the financial statements, the reasonableness of significant judgments, and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The audit committee also received the written disclosures and the letter from BDO Seidman required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and reviewed with BDO Seidman its independence.

Based on the review and discussions with management and the independent accountants, and subject to the limitations on its role and responsibilities described above and in its Charter, the audit committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007 that was filed with the SEC.

Submitted by the audit committee:
Jay A. Wolf, Chairman
Marc G. Cummins
Kelly J. McCrann

Dated: September __, 2008

OTHER BUSINESS

We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders interested in presenting a proposal for consideration at our 2009 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. We currently anticipate our 2009 Annual Meeting of Shareholders to be held September 17, 2009. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, stockholder proposals must be received in writing by our corporate Secretary, Xcorporeal, Inc., 12121 Wilshire Blvd., Suite 350, Los Angeles, California 90025, no later than April 29, 2009.

If the date of next year’s annual meeting is changed by more than 30 days, then any proposal must be received not later than ten days after the new date is disclosed in order to be included in our proxy materials.

In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in our proxy statement) to be considered “timely” within the meaning of Rule 14a-4 under the Securities Exchange Act of 1934, as amended, notice of any such stockholder proposals must be given to us in writing not less than 45 days prior to the date on which we first mailed our proxy materials for the 2008 meeting, which is set forth on page 1 of this proxy statement (or within a reasonable time prior to the date on which we mail our proxy materials for the 2008 annual meeting if the date of that meeting is changed more than 30 days from the prior year).

A stockholder’s notice to us must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and recent address of the stockholder proposing such business, (c) the class and number of shares of our stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

If a stockholder proposal is received after April 29, 2009, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the meeting.

Terren S. Peizer
Executive Chairman of the Board

Los Angeles, California
September __, 2008

Appendix A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
XCORPOREAL, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify in accordance with §245 of the General Corporation Law of Delaware:

That the original name of the corporation was Apollo Resources, Inc. and the original Certificate of Incorporation was filed August 29, 1988;

that at a meeting of the board of directors of Xcorporeal, Inc., resolutions were duly adopted setting forth an Amended and Restated Certificate of Incorporation of the corporation, declaring said Amended and Restated Certificate of Incorporation to be advisable; and

that a majority of the outstanding shares of Xcorporeal, Inc. duly adopted resolutions setting forth an Amended and Restated Certificate of Incorporation of the corporation, declaring said Amended and Restated Certificate of Incorporation to be advisable.

The resolutions of the Board of Directors and the shareholders set forth the proposed Amended and Restated Certificate of Incorporation as follows:

1. The name of the corporation is Xcorporeal, Inc. (the “Corporation”).

2. The address of the Corporation’s registered office in the State of Delaware is 615 South DuPont Highway, Dover, Delaware 19901, County of Kent. The name of its registered agent at such address is National Corporate Research, Ltd.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

4. Capital Stock.
(a)  Authorized Capital Stock. The total number of shares of capital stock that the Corporation is authorized to issue is One Hundred Million (100,000,000) shares, consisting of Ninety Million (90,000,000) shares of common stock, par value $0.0001 per share (“Common Stock”), and Ten Million (10,000,000) shares of preferred stock, par value of $0.0001 per share (“preferred stock”).

(b) Preferred Stock. The Board of Directors of the Corporation is hereby expressly authorized, by resolution or resolutions thereof, to provide out of the unissued shares of preferred stock for one or more series of preferred stock, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of the shares of such series. The designations, powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, if any, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of preferred stock at any time outstanding. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(c) Common Stock.

(i) Voting Rights. Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of preferred stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his or her name on the books of the Corporation.

(ii) Action by Written Consent. Any election of directors or other action by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders and may not be effected by written consent without a meeting.

(iii) Dividends. Subject to the rights, preferences, privileges, restrictions and other matters pertaining to the preferred stock that may, at that time be outstanding, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

(iv) Liquidation; Dissolution. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any preferred stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

5. Board of Directors.

(a) Management. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The number of directors that shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by the Board of Directors.

(b) Classified Board. Except to the extent otherwise provided in any certificate of designations filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), the Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as reasonably possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected, provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting date next following the end of calendar year 2008, the directors first elected to Class II shall serve for a term ending on the second annual meeting date next following the end of calendar year 2008, and the directors first elected to Class III shall serve for a term ending on the third annual meeting date next following the end of calendar year 2008. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified unless he shall resign, become disqualified or shall otherwise be removed.

At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class of the directors they succeed unless, by reason of any intervening changes in the authorized number of directors, the designated board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes. If a director dies, resigns or is removed, the director chosen to fill the vacant directorship shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board shall designate such vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as reasonably possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as reasonably possible, be allocated to one of two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may, unless the Board of Directors determines otherwise, only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided, however, that if the holders of any class or classes of stock or series thereof are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may only be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

(c) Term of Office. A director shall hold office until his or her successor shall be elected and qualified or until such director’s earlier death, resignation, retirement or removal from office.

(d) Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board, may be removed from office at any time only for cause, and only by the affirmative vote of the holders of a majority of shares of Common Stock then outstanding.

(e) Vacancies. Subject to any limitation imposed by law or any rights of holders of preferred stock, any vacancies (including newly created directorships) shall be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Directors appointed to fill vacancies created by the resignation or termination of a director will serve the remainder of the term of the resigning or terminated director.

(f) No Written Ballot. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

(g) Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter, amend or repeal any bylaw whether adopted by them or otherwise, in accordance with the bylaws.

6. Special Meetings of Stockholders. Except as otherwise required by law and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation, in each case pursuant to a resolution of the Board of Directors, and special meetings of stockholders of the Corporation may not be called by any other person or persons.

7. Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

8. Indemnification; Limitation of Liability. Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to or repeal of this Section 8 of the relevant provisions of the DGCL shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of Xcorporeal, Inc. in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

The stockholders of Xcorporeal, Inc. approved the Amended and Restated Certificate of Incorporation of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, Xcorporeal, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this ___ day of October, 2008.

XCORPOREAL, INC., a Delaware corporation

By:	/s/ Daniel S. Goldberger
Daniel S. Goldberger Chief Executive Officer

XCORPOREAL, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of XCORPOREAL, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated September __, 2008, and hereby appoints Terren S. Peizer and Robert Weinstein, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of the Company, to be held on Friday, October __, 2008, at 10:00 a.m., local time, at The Water Garden, 1620 26th Street, Sixth Floor, North Tower, Santa Monica, California, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the adoption of a classified board, FOR allowing stockholder action only at meetings, FOR the election of directors, FOR approval of the technology transaction, FOR approval of the increase in the number of authorized shares, and as said proxies deem advisable on such other matters as may come before the meeting.

A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(Continued and to be signed and dated on the other side.)

XCORPOREAL, INC.

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.

☐ Votes must be indicated (x) in Black or Blue ink.

1. AMENDMENT TO CERTIFICATE OF INCORPORATION
A.	TO PROVIDE FOR CLASSIFIED BOARD OF DIRECTORS	☐ FOR	☐ AGAINST	☐ ABSTAIN
B.	TO REQUIRE STOCKHOLDER ACTION BE TAKEN ONLY AT MEETINGS	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	ELECTION OF DIRECTORS	☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below	☐ *EXCEPTIONS
Terren S. Peizer, Marc G. Cummins, Daniel S. Goldberger, Victor Gura, M.D., Kelly J. McCrann, Hans Polaschegg and Jay A. Wolf

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)
* Exceptions

3.	APPROVAL OF ISSUANCE OF SHARES FOR TECHNOLOGY TRANSACTION	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	APPROVAL OF INCREASE IN AUTHORIZED SHARES	☐ FOR	☐ AGAINST	☐ ABSTAIN

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.
To change your address, please mark this box. ☐

To include any comments, please mark this box. ☐

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Date

Share Owner sign here

Co-Owner sign here